EXHIBIT 10.22.2

FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of March 19, 2004 (the “Amendment”), by and between COMERICA BANK, successor by merger to Comerica Bank — California (“Bank”) and MANTAS, INC. (“Borrower”).

RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 15, 2002, as amended (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The reference to “through the Revolving Maturity Date” in Section 2.1(c)(i) of the Agreement is hereby amended to read “through December 14, 2003”.

     2. The reference to “, and any other amounts due under this Agreement,” in Section 2.1(c)(ii) of the Agreement is hereby deleted in its entirety.

     3. A new Section 2.1(e) is hereby added to the Agreement to read as follows:

          (c) Facility B Equipment Advances.

          (i) Subject to, and upon the terms and conditions of this Agreement, at any time from the date hereof through March 19, 2005, Bank agrees to make advances (each, a “Facility B Equipment Advance” and, collectively, the “Facility B Equipment Advances”) to Borrower in an aggregate amount not to exceed Two Million Dollars ($2,000,000). Each Facility B Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of new equipment, furniture, software, and leasehold improvements (which Borrower shall, in any case, have purchased within one hundred twenty (120) days of the date of the corresponding Facility B Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expenses. Facility B Equipment Advances for software and leasehold improvements will be limited to Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate (“Facility B Software Advances”). Facility B Equipment Advances for equipment and furniture are hereinafter referred to as “Standard Facility B Equipment Advances”.

          (ii) Interest shall accrue from the date of each Standard Facility B Equipment Advance at the rate specified in Section 2.3, and shall be payable monthly on the 19th day of each month through the Facility B Equipment Maturity Date. Any Standard Facility B Equipment Advances that are outstanding on June 19, 2004, shall be payable in thirty-three (33) equal monthly installments of principal, plus all accrued interest, beginning on July 19, 2004, and continuing on the same day of each month thereafter through the Facility B Equipment Maturity Date. Any Standard Facility B Equipment Advances that are outstanding on September 19, 2004 (which were not outstanding on June 19, 2004), shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on October 19, 2004, and continuing on the same day of each month thereafter through the Facility B Equipment Maturity Date. Any Standard Facility B Equipment Advances that are outstanding on December 19, 2004 (which were not outstanding on September 19, 2004), shall be payable in twenty-seven (27) equal monthly installments of principal, plus all accrued interest, beginning on January 19, 2005, and continuing on the same day of each month thereafter through the Facility B Equipment Maturity Date. Any Standard Facility B Equipment Advances that are outstanding on March 19, 2005 (which were not outstanding on December 19, 2004) shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on April 19, 2005, and continuing on the same day of each month thereafter through the Facility B Equipment Maturity Date, at which time all amounts owing under this Section 2.1(e), and any other amounts owing under this Agreement, shall be immediately due and payable. Standard Facility B Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Standard Facility B Equipment Advances without penalty or premium.

          (iii) Interest shall accrue from the date of each Facility B Software Advance at the rate specified in Section 2.3 hereof, and shall be payable monthly on the 19th day of each month through the Facility B Software Maturity Date. Any Facility B Software Advances that are outstanding on June 19, 2004, shall be payable in twenty-one (21) equal monthly installments of principal, plus all accrued interest, beginning on July 19, 2004, and continuing on the same day of each month thereafter through the Facility B Software Maturity Date. Any Facility B Software Advances that are outstanding on September 19, 2004 (which were not outstanding on June 19, 2004), shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest, beginning on October 19, 2004, and continuing on the same day of each month thereafter through the Facility B Software Maturity Date. Any Facility B Software Advances that are outstanding on December 19, 2004 (which were not outstanding on September 19, 2004), shall be payable in fifteen (15) equal monthly installments of principal, plus all accrued interest, beginning on January 19, 2005, and continuing on the same day of each month thereafter through the Facility B Software Maturity Date. Any Facility B Software Advances that are outstanding on March 19, 2005 (which were not outstanding on December 19, 2004), shall be payable in twelve (12) equal monthly installments of principal, plus all accrued interest, beginning on April 19, 2005, and continuing on the same day of each month thereafter through the Facility B Software Maturity Date, at which time all amounts due under this Section 2.1(e)(iii) shall be immediately due and payable. Facility B Software Advances, once repaid, may not be reborrowed. Borrower may prepay any Facility B Software Advances without penalty or premium.

          (v) When Borrower desires to obtain a Facility B Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time three Business Days before the day on which the Facility B Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer, or a designee thereof, and shall include a copy of the invoice for any equipment, software, furniture, or leasehold improvements to be financed.

     4. A new Section 2.3(a)(iii) is hereby added to the Agreement to read as follows:

          (iii) Facility B Equipment Advances. Except as set forth in Section 2.3(b), (A) the Standard Facility B Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one percent (1.0%) above the Prime Rate, and (B) the Facility B Software Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to two percent (2.0%) above the Prime Rate.

     5. Section 2.5(a)(iii) of the Agreement is hereby amended in its entirety to read as follows:

          (iii) Borrower shall pay to Bank a Non-Use Fee equal to one tenth of one percent (0.10%) per annum of the average unused portion of the availability under the Committed Revolving Line. Such fee shall be payable in semi-annual installments on September 19, 2004 and on the Revolving Maturity Date. Each installment shall be calculated on the average unused portion of the Revolving Line during the preceding six months.

     6. Section 6.7 of the Agreement is hereby amended in its entirety to read as follows:

          6.7 Financial Covenants.

          (a) Quick Ratio. Borrower shall maintain at all times a ratio of Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank, less deferred revenue, of at least 1.25 to 1.00. The portion of Borrower’s Quick Assets made up of unrestricted cash shall not be less than Two Million Dollars ($2,000,000) at any time.

          (b) Minimum New Contracts. During each quarter, the Borrower shall enter into New Contracts having an aggregate contractual value of not less than the following: (i) for the calendar quarter ending March 31, 2004 — $5,000,000, (ii) for the calendar quarter ending June 30, 2004 — $9,000,000; (iii) for the calendar quarter ending September 30, 2004 — $6,000,000; and (iv) for the calendar quarter ending December 31, 2004 — $14,000,000. The minimum New Contracts for subsequent years during the term hereof shall be set by the Bank on an annual basis prior to the beginning of each calendar year, based on Borrower’s plan, which plan shall be acceptable to Bank and shall be received by Bank on or before December 15 of each year.

     7. The following defined terms are hereby added to or amended in Exhibit A to the Agreement to read as follows:

          “Committed Revolving Line” means a credit extension of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000).

          “Credit Extension” means each Advance, Equipment Advance, Letter of Credit, Facility B Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

          “Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower thirty (30) days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

          (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

          (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

          (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

          (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

          (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

          (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

          (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower (including without limitation invoices for down payments for deployment services and licenses), but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

          (i) Except as otherwise provided in (j), Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (j) Accounts with respect to a domestic account debtor, including Subsidiaries and Affiliates, whose credit rating is at least Baa1/BBB+ from either Standard & Poor’s Corporation or Moody’s Investors Service and whose total obligations to Borrower exceed thirty five percent (35%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (k) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (l) Credit balances over 90 days from invoice date; and

          (m) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

          “Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit or credit insurance in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (ii) Accounts on which the account debtor is Barclays, ABN Amro, or Banco Bilbao, or (iii) that Bank approves on a case-by-case basis.

          “Facility B Equipment Advance” has the meaning set forth in Section 2.1(e).

          “Facility B Equipment Maturity Date” means March 19, 2007.

          “Facility B Software Maturity Date” means March 19, 2006.

          “Net Trade Accounts Receivables” means bona-fide, billed accounts receivable net of allowances for bad debt.

          “New Contracts” means a binding contract with a new or an existing customer of Borrower pursuant to which such customer agrees to purchase for an agreed-upon price software, maintenance, and/or services from Borrower that such customer had not previously purchased from Borrower, with respect to which an executed contract has been delivered to Bank. A renewal or extension of an existing contract shall not be considered a New Contract.

          “Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents plus Net Trade Accounts Receivable of Borrower determined in accordance with GAAP for private companies.

          “Revolving Maturity Date” means March 18, 2005.

     8. Exhibit E to the Agreement is hereby amended in its entirety to read as Exhibit E attached hereto.

     9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement, except to the extent such security interest are being released pursuant to Section 17 above.

     10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by Borrower;

          (b) Corporate Resolutions to Borrow;

          (c) disbursement instructions, an agreement to provide insurance, and auto-debit authorizations;

          (d) a nonrefundable amendment fee equal to $7,500 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MANTAS, INC.

By:	/s/ Daniel R. Ilisivech

Title:	Chief Financial Officer

Name:	Daniel R. Ilisivech

COMERICA BANK

By:	/s/ Bradley Steele

Title:	First Vice President

Name:	Bradley Steele

EXHIBIT E
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	MANTAS, INC.

The undersigned authorized officer of MANTAS, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ___with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days		Yes	No
A/R Audit	Initial and Semi-annual		Yes	No
IP Report	Quarterly within 30 days		Yes	No
New Contracts	Quarterly within 5 days		Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Quick Ratio	1.25:1.00*	____:1.00	Yes	No
New Contracts
For Quarter ending 3/31/04	$5,000,000	$—	Yes	No
For Quarter ending 6/30/04	$9,000,000	$—	Yes	No
For Quarter ending 9/30/04	$6,000,000	$—	Yes	No
For Quarter ending 12/31/04	$14,000,000	$—	Yes	No

*including at least $2MM unrestricted cash

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status	Yes No